UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUTHERN CONNECTICUT BANCORP, INC.

(Exact name of registrant as specified in its charter)

Connecticut	06-1594123
(State of incorporation or organization)	(IRS employer identification no.)

215 Church Street, New Haven, CT	06510
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	The American Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

        Southern Connecticut Bancorp, Inc. (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus included in the Company’s Registration Statement on Form SB-2 (Commission File
No. 333-115518) filed on May 14, 2004, under “Description of Our Capital Stock.”

Item 2.	Exhibits.

3(i)	Amended and Restated Certificate of Incorporation of the Issuer (incorporated by reference to Exhibit 3(i) to the Issuer’s Quarterly Report on Form 10-QSB dated June 30, 2002)
3(ii)	By-Laws of the Issuer (incorporated by reference to Exhibit 3(ii) to Issuer’s Registration Statement on Form SB-2 (File No. 333-59824))
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Issuer’s Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-115518) filed on June 9, 2004)
4.2	See Exhibits 3(i) and 3(ii) for provisions of the Certificate of Incorporation and Bylaws defining rights of holders of the Common Stock (incorporated herein by reference to Issuer’s Quarterly Report on Form 10-QSB dated June 30, 2002 and its Registration Statement on Form SB-2 (File No. 333-59824), respectively)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

By:	/S/ JOSEPH V. CIABURRI
Name: Joseph V. Ciaburri Title: Chairman and Chief Executive Officer

Date: June 16, 2004